Exhibit 10.1
GAMESTOP CORP.
2022 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted this GameStop Corp. 2022 Incentive Plan (the “Plan”) effective as of June 2, 2022 (the “Effective Date”).
RECITALS
WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company and its Affiliates, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success and/or by providing the opportunity to earn performance incentive awards, the achievement of which would increase stockholder value.
WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company and its Affiliates.
NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:
ARTICLE 1
PURPOSE OF THE PLAN

1.1Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company and its Affiliates who will contribute to the Company’s success and to achieve short-term and long-term objectives that will inure to the benefit of all shareholders of the Company through the additional incentive inherent in Awards granted hereunder.
ARTICLE 2
DEFINITIONS

2.1“2019 Plan” means the GameStop Corp. 2019 Incentive Plan.
2.2“2011 Plan” means the Amended and Restated GameStop Corp. 2011 Incentive Plan.
2.3“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Board; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Code Section 409A, unless the Committee determines otherwise.

2.4“Award” means a grant of cash, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Share-Based Awards, or any other right, interest or option related to Shares or other property (including cash) granted pursuant to the provisions of this Plan.
2.5“Award Agreement” shall mean any written agreement between a Participant and the Company governing the grant of an Award under this Plan.
2.6“Board” shall mean the Board of Directors of the Company.
2.7“Change in Control” shall mean a “Change in the Ownership of the Company,” a “Change in Effective Control of the Company,” or a “Change in the Ownership of a Substantial Portion of the Assets of the Company,” all as defined below:
(1)A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group (within the meaning of Code Section 409A), is considered to own more than fifty (50) percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company.”
(2)A “Change in the Effective Control of the Company” occurs only on the date that either:
(A)Any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty (30) percent or more of the total voting power of the Company; or
(B)A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(3)A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
2.8“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9“Committee” shall mean the Compensation Committee of the Board or any successor committee the Board may designate to administer the Plan, provided such Committee consists of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange. Notwithstanding the foregoing, the Committee, in accordance with applicable state law, may appoint to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, in that case and with respect to the issuance of such Awards, any reference herein to “the Committee” will also mean the officer or officers so appointed.
2.10“Company” has the meaning set forth in the introductory paragraph of the Plan.
2.11“Director” shall mean any member of the Board.
2.12“Disability” shall mean with respect to any Participant (i) “Disability” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses Disability (or any substantially similar concept) a medically determinable physical or mental impairment entitling the Participant to income replacement benefits under any long-term disability plan maintained or sponsored by the Company (or the Affiliate for which the Participant performs services).
2.13“Effective Date” has the meaning set forth in the introductory paragraph of the Plan.
2.14“Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any officer of the Company or any Affiliate, as well as any consultant or advisor who provides services to the Company or any Affiliate.
2.15“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16“Fair Market Value” of Shares as of a specified date shall mean, if the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the closing price of the Shares for the date as of which Fair Market Value is being determined as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-l(m)) on which the Shares are traded, or, if such date is not a trading day, the closing price for the most recently preceding trading day. If the Shares are not listed or admitted to trading on any such exchange, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall be determined in accordance with Code Section 409A, to the extent necessary for an Award to comply with or be exempt from Code Section 409A.
2.17“Incentive Stock Options” shall mean Options that qualify as such under Code Section 422.

2.18“Involuntary Termination” shall mean with respect to any Participant (i) a termination of that Participant’s employment or service with Company or its Affiliates without “Cause” or for “Good Reason” (or any substantially similar concept) as described in the Participant’s employment, consulting, severance or similar agreement with the Company or an Affiliate, or (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or an Affiliate that addresses termination without Cause or for Good Reason (or any substantially similar concept), a termination of a Participant’s employment or service that is determined, in the Committee’s sole discretion, to be an involuntary termination.
2.19“Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.
2.20“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.21“Optionee” shall mean any individual granted an Option under this Plan.
2.22“Other Share-Based Awards” shall mean any right granted to a Participant pursuant to Section 9.2.
2.23“Participant” shall mean an Employee or a Director who is selected by the Committee to receive an Award under the Plan.
2.24“Permitted Assignee” shall mean any family member to whom an Option or Stock Appreciation Right is transferred pursuant to Section 11.2.
2.25“Performance Award” shall mean the right granted to a Participant pursuant to Section 9.1.
2.26“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
2.27“Plan” has the meaning set forth in the introductory paragraph of the Plan.
2.28“Restricted Stock” shall mean Shares granted to a Participant pursuant to Article 7.
2.29“Restricted Stock Unit” shall mean the right, granted to a Participant pursuant to Article 8, to receive one Share following the satisfaction of specified conditions.
2.30“Retirement” shall mean a Participant’s voluntary termination of employment or service following or coincident with such Participant attaining eligibility for retirement in compliance with the policies of the Company, as in effect from time to time.
2.31“Shares” shall mean the shares of Class A Common Stock of the Company, par value $.001 per share.

2.32“Stock Appreciation Right” shall mean the right, granted to a Participant pursuant to Article 6, to receive cash or whole Shares in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.
ARTICLE 3
SHARES SUBJECT TO AWARDS; LIMITATIONS

3.1Number of Shares. Subject to the adjustment provisions of Section 11.6, the aggregate number of Shares that may be issued under Awards under the Plan shall be 8,000,000 Shares. Upon the Effective Date of this Plan, no new awards will be granted under the 2019 Plan (but awards then outstanding under the 2019 Plan or 2011 Plan will remain enforceable in accordance with their terms). No Awards with respect to fractional Shares shall be granted and no fractional shares shall be issued under the Plan.
3.2Share Recycling. If and to the extent that an Option or Stock Appreciation Right expires, terminates, is settled in cash, canceled or forfeited for any reason, the Shares associated with that Option or Stock Appreciation Right will again become available for grant under the Plan. Similarly, if and to the extent another type of Award is canceled, forfeited or settled in cash for any reason, the Shares subject to that Award will again become available for grant under the Plan. Solely for purposes of this paragraph, awards issued under the 2019 and 2011 Plan and outstanding on the Effective Date will be treated as Awards issued under this Plan and will be subject to recycling hereunder.
For purposes of the preceding paragraph, if Shares are withheld to pay the exercise price of an Option or Stock Appreciation Right or to satisfy any tax withholding requirement in connection with any other type of Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the Plan.
3.3Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.
ARTICLE 4
ELIGIBILITY AND ADMINISTRATION

4.1Awards to Employees and Directors. The Committee shall, in its complete and absolute discretion, select those officers, employees, consultants, advisors and directors of the Company or any Affiliate who shall receive Awards and become Participants under this Plan. The Committee’s designation of an individual as a Participant in any year shall not require the Committee to designate such person as a Participant in any other year. The grant to a Participant of Awards under one portion of the Plan shall not require the Committee to grant such Participant an Award under other portions of the Plan.

4.2Administration. The Plan shall be administered by the Committee. Any Award granted to a member of the Committee shall be contingent upon Board ratification or approval of such Awards. The Committee shall determine the amount, type, and terms of each Award, subject to the provisions of the Plan. The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, and establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change in control” of the Company and to amend or modify existing Awards. The Committee is also authorized to: (i) determine whether and to what extent and under what circumstances any Award shall be canceled or suspended, (ii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect, and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, Directors, Employees, and Plan participants and beneficiaries.
4.3Delegation. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of, but only to the extent authorized by, the Committee. The Committee may also delegate to one or more officers of the Company (who need not be Directors) the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares and fixed the total amount of cash that may be distributed pursuant to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
4.4Designation of Advisors. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

4.5Liability. The Committee, its members and any person designated pursuant to Section 4.4 shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board or designated person shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board and any designated person shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s, or designated person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him- or herself under this Plan.
ARTICLE 5
OPTIONS

5.1Grant of Options. The Committee shall determine, within the limitations of the Plan generally, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either Incentive Stock Options or Non-Qualified Stock Options; provided, however, that Options granted to employees of an Affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be Non-Qualified Stock Options. Awards of Options shall be granted hereunder only to the extent the underlying stock constitutes “service recipient stock” of an “eligible issuer” as defined under Section 409A of the Code.
5.2Terms and Conditions. All Options granted under this Plan shall be subject to the following terms and conditions:
(1)All Options shall be evidenced in writing by Award Agreements in such form and containing such terms and conditions as the Committee shall determine, provided that such terms are not inconsistent with the provisions of the Plan;
(2)The per Share exercise price of any Option granted pursuant to this Plan shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Option, unless such Option is intended to be compliant with the requirements of Section 409A of the Code;
(3)The Committee shall determine any vesting schedules subject to the terms, conditions, and limitations governing the exercise of Options granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Option; and
(4)All Options granted hereunder shall expire and no longer be exercisable by their terms no later than ten years following the date such Options are granted.

5.3General Provisions. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to this Plan at the same time and may hold both Incentive Stock Options and Non-Qualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provisions of Article 11 and any other applicable terms and provisions of the Plan.
5.4Modification and Cancellation. Subject to Section 11.9, the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, if extended, exceed ten (10) years from the date of grant of the Option. No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the Fair Market Value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders.
5.5Incentive Stock Options. No Option that is intended to qualify as an Incentive Stock Option may be granted to any individual that is not an employee of the Company or a parent or a subsidiary of the Company. For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in Sections 424(f) and 424(e) of the Code. Notwithstanding any other provision in this Plan to the contrary, all Incentive Stock Options granted under this Plan shall, in addition to being subject to the conditions under Section 5.2, be subject to the following terms and conditions:
(1)The terms and conditions of any Incentive Stock Option granted hereunder shall be subject to and shall be designed to comply with the provisions of Code Section 422;
(2)The per Share exercise price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option, determined on the date of the grant, but only if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company;
(3)To the extent that the aggregate Fair Market Value (determined on the date of grant) of any Incentive Stock Options that are exercisable for the first time during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Non-Qualified Stock Options;
(4)Solely for the purposes of determining whether the Shares are available for the grant of Incentive Stock Options under the Plan, Incentive Stock Options may be granted under the Plan with respect to all the Shares authorized for issuance under the first sentence of Section 3.1; and
(5)The term of any Incentive Stock Option shall expire no later than five years following the date of grant if granted to any Employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Code Sections 422(b)(6) and 424(d)), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company.

ARTICLE 6
STOCK APPRECIATION RIGHTS

6.1Grant and Exercise. The Committee may grant Stock Appreciation Rights to any Participant pursuant to this Article 6.
6.2Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:
(1)The Committee shall determine any vesting schedules and terms, conditions, and limitations governing the exercise of any Stock Appreciation Right granted pursuant to this Plan and set forth such terms in the Award Agreement governing such Stock Appreciation Right, provided that the per Share price used for determining appreciation of any Stock Appreciation Right shall not be less than 100% of the Fair Market Value of one Share as of the date of the grant of such Stock Appreciation Right, unless such Stock Appreciation Right is intended to be compliant with the requirements of Section 409A of the Code;
(2)All Stock Appreciation Rights granted hereunder shall expire and no longer be exercisable no later than ten years following the date such Stock Appreciation Rights are granted;
(3)The holder of a Stock Appreciation Right shall specify in his written notice of exercise the number of Shares with respect to which such Stock Appreciation Right is being exercised; and
(4)Unless otherwise provided in the applicable Award Agreement, the Committee will determine whether payment in respect of any Stock Appreciation Right shall be made in cash or in whole Shares.
ARTICLE 7
RESTRICTED STOCK AWARDS

7.1Restricted Stock Awards. The Committee may grant to any Participant a Restricted Stock Award pursuant to this Article 7. A Restricted Stock Award is an Award that provides for the grant of Restricted Stock. Restricted Stock is any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any forfeiture restrictions, restrictions on the right to vote such Share, and restrictions on the right to receive any dividends thereunder), which restrictions may lapse separately or in combination at such times, in installments or otherwise, as the Committee may deem appropriate.
7.2Terms of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards.

7.3Issuance of Restricted Stock. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, with such Shares heretofore described as Restricted Stock; provided, however, such Restricted Stock shall be subject to forfeiture to the Company retroactive to the date of grant if an Award Agreement delivered to the Participant by the Company with respect to such Restricted Stock is not duly executed by the Participant and timely returned to the Company. All Restricted Stock covered by Restricted Stock Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to a Restricted Stock Award, the share certificates, if any, representing such Restricted Stock shall be held in custody by the Company or its designee.
7.4Shareholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the related Award Agreement, unless such Award Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Restricted Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Restricted Stock and the right to receive distributions made with respect to such Restricted Stock; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock granted pursuant to this Plan as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be represented by book entry and held as prescribed in Section 7.3.
7.5Restriction on Transferability. None of the Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.
7.6Release of Restrictions. As promptly as administratively feasible after the restrictions applicable to all or a portion of Restricted Stock Award lapse, the Company shall (a) deliver, or (b) make an appropriate entry on the books of the Company transferring, the appropriate number of Shares to the Participant (or the Participant’s beneficiary), free of all such restrictions except for any restrictions that may be imposed by law.
7.7Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. All Restricted Stock shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Stock shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Award Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award and the Committee has the discretion to modify the terms and conditions of any Restricted Stock Award.

ARTICLE 8
RESTRICTED STOCK UNITS

8.1Restricted Stock Units. The Committee may grant Restricted Stock Units to any Participant pursuant to this Article 8. Restricted Stock Units shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the vesting and payment terms of such Award and whether dividend equivalents will be payable in connection with such Award. A Participant will not have the rights of a stockholder with respect to the Share subject to a Restricted Stock Unit prior to the actual issuance of such Share.
ARTICLE 9
OTHER AWARDS

9.1Performance Awards. The Committee may grant Performance Awards to any Participant. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the performance criteria relevant to the Award, the length of the applicable Performance Period, whether the Performance Award will be settled in cash, Shares, other property (or any combination thereof) and the time(s) for payment of any amount(s) earned.
9.2Other Share-Based Awards. The Committee is authorized to grant to any Participant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any Affiliate, stock equivalent units, and Awards valued by reference to book value of Shares. Other Share-Based Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.
ARTICLE 10
CHANGE IN CONTROL PROVISIONS

10.1Impact of Change in Control. Notwithstanding anything to the contrary set forth in the Plan (other than Section 10.3, below), upon or immediately prior to a Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or Stock Appreciation Rights to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or Stock Appreciation Rights in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor;

(vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value of the subject Shares on the date of the Change in Control; or (vii) otherwise vest, cancel, adjust, modify or exchange an Award in such manner as the Committee deems appropriate in connection with that Change in Control.
10.2Additional Provisions for Performance-Based Awards. In addition to the actions described above in Section 10.1, upon or immediately prior to a Change in Control, the Committee may choose to take any of the following actions with respect to any Award subject to performance criteria: (i) accelerate the end of the applicable Performance Period and settle the Award based on actual performance through that date (with or without adjustment of the relevant performance goals to reflect the abbreviated Performance Period), (ii) accelerate the end of the applicable Performance Period and settle the Award at the target level of performance (with or without pro-ration of the payout based on the portion of the Performance Period that has transpired prior to that date), or (iii) adjust the performance goals to equitably reflect the effects of the Change in Control on the Company or its successor.
10.3Limitation on Discretion. The Committee’s discretion under this Article will not apply to an Award to the extent that the exercise of such discretion would subject the Award to an additional tax under Section 409A(a)(1) of the Code.
ARTICLE 11
GENERALLY APPLICABLE PROVISIONS

11.1Exercise of Options/Stock Appreciation Rights. Vested Options and Stock Appreciation Rights granted under the Plan shall be exercised by the Optionee thereof or holder of such Stock Appreciation Right (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased or covered thereby, accompanied by payment of the full purchase price for the Shares being purchased under the Option. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee and only for Non-Qualified Stock Options, through net exercise, upon which such Participant electing such net exercise shall receive a number of Shares equal to the aggregate number of Shares being purchased upon exercise of such Option less the number of Shares having a Fair Market Value equal to the aggregate purchase price of the Shares as to which the Option is being exercised, (iii) through any other method mentioned in an Award Agreement, or (iv) with the consent of the Committee, any combination of (i), (ii), or (iii). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option or Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option or Stock Appreciation Right as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person holding or exercising an Option or Stock Appreciation Right shall have any of the rights of a holder of Shares subject to such Option or Stock Appreciation Right, including any right to vote or receive dividends or distributions, until such Option or Stock Appreciation Right has been exercised. Except as provided in Section 11.6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of exercise.

11.2Non-Transferability. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than (x) an Option that is intended to be an Incentive Stock Option, and (y) a Restricted Stock Award) with the written consent of the Committee to the Participant’s spouse, children, and/or trusts, partnerships, or limited liability companies established for the benefit of the Participant’s spouse and/or children (each approved transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. An Award that is transferred to a Permitted Assignee (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement.
11.3Termination of Employment. Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is an employee or the termination or separation from service with the Company or any Affiliate of an advisor, consultant or a Director (who is an Optionee or holder of a Stock Appreciation Right) for any reason (other than death or total disability, as provided below), any Option(s) or Stock Appreciation Right(s) granted to such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three (3) months after the date of such termination or separation, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.
11.4Death. In the event an Optionee or holder of a Stock Appreciation Right dies while employed by the Company or any Affiliate or while serving as a Director, advisor or consultant of the Company or any Affiliate, as the case may be, any Option(s) or Stock Appreciation Right(s) held by such Optionee or holder of a Stock Appreciation Right (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or Stock Appreciation Right or by any person who acquired such Option or Stock Appreciation Right by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee or holder of a Stock Appreciation Right, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right.

11.5Disability. In the event of the termination of employment with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right or separation from service with the Company or any Affiliate of an Optionee or holder of a Stock Appreciation Right who is a Director, advisor or consultant of the Company or any Affiliate due to total disability, the Optionee or holder of a Stock Appreciation Right, or his guardian or legal representative, or a Permitted Assignee shall have the right to exercise any Option or Stock Appreciation Right that has not expired or been previously exercised and that the Optionee or holder of the Stock Appreciation Right was eligible to exercise as of the date of termination or separation, at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms; provided, however, that in no instance may the term of the Option or Stock Appreciation Right, as so extended, exceed the lesser of ten (10) years from the date of grant or the original expiration date of the Option or Stock Appreciation Right. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.
11.6Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, and (iv) any performance criteria expressed in whole or in part on a per Share basis; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code (unless otherwise agreed by the Committee and the holder of such Incentive Stock Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). Any adjustments made by the Committee shall be binding on all Participants. If the Committee determines that an adjustment in accordance with the provisions of this Section 11.6 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.
11.7Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that, in any case, the Compensation Committee may not amend the Plan without the approval of the Company’s stockholders to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.6).
11.8Validity of Awards. The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Rule 16b-3 of the Exchange Act.

11.9No Repricing. Except as provided in Section 11.6, without approval of the Company’s stockholders, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the reference price for Stock Appreciation Rights, nor may outstanding Options or Stock Appreciation Rights with an exercise price or reference price greater than the then current Fair Market Value be cancelled in exchange for cash or other Awards.
11.10No Dividends Paid Currently on Unvested Awards. Dividends and dividend equivalents payable with respect to an Award, whether payable in cash, Shares or other property, will be subject to the same vesting terms as that Award.
ARTICLE 12
MISCELLANEOUS

12.1Tax Withholding. The Company or any Affiliate shall have the right to make all payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes as it determines in its discretion are required to be paid as a result of the grant, vesting, exercise or settlement of any Award or any other event occurring pursuant to this Plan. The Company or any Affiliate shall have the right to withhold from wages or other payments otherwise payable to such Participant (or a Permitted Assignee thereof) such withholding taxes as it determines in its discretion may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. Unless the Committee determines otherwise, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.
12.2Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
12.3  Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any Participant or other person. To the extent any Participant holds any rights by virtue of any Award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any Affiliate and shall not confer upon any participant any right, title, or interest in any assets of the Company or any Affiliate.
12.4Legend. Any certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates, if any, to make appropriate reference to such restrictions.
12.5Listing and Other Conditions.
(1)As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed.
(2)If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(3)Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
(4)A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
12.6Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit a Participant to exercise any exercisable Award until ten (10) days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the liquidation or upon the filing of a certificate of dissolution at the time and in the manner contemplated. To the extent an exercisable Award has not been previously exercised, such Award shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to an Award has not been waived by the Committee, such Award shall be forfeited automatically immediately prior to the consummation of the proposed action.
12.7Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

12.8Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.
12.9Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the Shares voting thereon, provided such approval is obtained within twelve (12) months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the Effective Date and on or prior to June 2, 2032, the tenth anniversary of the Effective Date, on which date the Plan will expire, except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have otherwise expired.
12.10Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company and any Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the directors of the applicable Affiliate.
12.11Captions; Construction. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. References in this Plan to Articles, Sections or Exhibits shall mean Articles, Sections or Exhibits of this Plan, unless otherwise indicated. The term “including” as used in this Plan and any Exhibit shall be deemed followed by the words “without limitation.”
12.12Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.
12.13Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws.
12.14Code Section 409A. All provisions of this Plan shall be interpreted in a manner consistent with Code Section 409A (including in a manner that would keep any Awards exempt from Code Section 409A, if intended to be so exempt) and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other law.
12.15Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have rights with respect to such Award, unless and until such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of such Award.

12.16Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside of the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the discretion of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization or as appropriate with respect to any employee on assignment outside his or her home country.
12.17Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, such Participant will forfeit any gain realized on the vesting or exercise of such Award and/or must repay the gain to the Company. Additionally, by acceptance of any Award hereunder, a Participant acknowledges that such Award will be subject to any clawback policy (or policies) adopted by the Company (or its Affiliates) from time to time.